EXHIBIT 99.1
For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Reports Fiscal 2016 Second Quarter Results and Increases its Fiscal 2016 EPS Guidance

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Earnings per diluted Class A Nonvoting Common Share of $0.30 in the second quarter of fiscal 2016 were up 30.4 percent and 3.4 percent compared to GAAP and non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* of $0.23 and $0.29, respectively, in the same quarter of the prior year.

•	Organic revenue growth of 0.4 percent for the quarter ended January 31, 2016.

•	Net cash provided by operating activities was $27.9 million during the second quarter of fiscal 2016, compared to $5.3 million in the same quarter of the prior year.

•	Returned $10.2 million to shareholders in the form of dividends and $7.2 million through the repurchase of 338,579 shares during the quarter ended January 31, 2016.

•	Earnings per diluted Class A Common Share guidance for the full year ending July 31, 2016, increased to a range of $1.20 to $1.35.

MILWAUKEE (February 19, 2016)--Brady Corporation (NYSE: BRC) (“Brady” or “Company”), a world leader in identification solutions, today reported its financial results for its fiscal 2016 second quarter ended January 31, 2016.

Quarter Ended January 31, 2016 Financial Results:
Net earnings for the quarter ended January 31, 2016, were $15.3 million compared to $11.6 million in the same quarter last year. Non-GAAP net earnings* were $15.0 million for the quarter ended January 31, 2015.
Earnings per diluted Class A Nonvoting Common Share were $0.30 for the second quarter ended January 31, 2016, compared to $0.23 in the same quarter last year. Non-GAAP earnings per diluted Class A Nonvoting Common Share* were $0.29 for the quarter ended January 31, 2015.
Sales for the quarter ended January 31, 2016, decreased 5.0 percent to $268.6 million compared to $282.6 million in the second quarter of fiscal 2015. Total organic sales increased 0.4 percent and foreign currency translation decreased sales by 5.4 percent. By segment, organic sales increased 0.7 percent in Identification Solutions and decreased 0.1 percent in Workplace Safety.

Six-Month Period Ended January 31, 2016 Financial Results:
Net earnings for the six-month period ended January 31, 2016, were $34.0 million compared to $25.2 million in the same period last year. Non-GAAP earnings from continuing operations* were $33.5 million for the six-month period ended January 31, 2015.
Earnings per diluted Class A Nonvoting Common Share were $0.67 for the six-month period ended January 31, 2016, compared to earnings from continuing operations per diluted Class A Nonvoting Common Share of $0.53 in the same period in fiscal 2015. Non-GAAP earnings from continuing operations per diluted Class A Nonvoting Common Share* were $0.65 for the six-month period ended January 31, 2015.
Sales for the six-month period ended January 31, 2016, decreased 6.9 percent to $551.7 million compared to $592.9 million in the same period in fiscal 2015. Total organic sales decreased 0.9 percent and the impact of foreign currency translation decreased sales by 6.0 percent. Organic sales decreased 0.9 percent in both the Identification Solutions and Workplace Safety segments.

Share Buyback Program:
On February 16, 2016, Brady’s Board of Directors authorized an increase in the Company’s share buyback program, bringing the amount of the Company’s Class A Common Stock authorized for repurchase up to a total of two million shares, inclusive of the shares in the existing share buyback program. The share buyback plan may be implemented from time to time on the open market or in privately negotiated transactions.

Commentary:
“Our focus on operational efficiency and local accountability resulted in increased organic sales and net earnings in the second quarter. Our GAAP EPS increased 30.4 percent and our Non-GAAP EPS* increased 3.4 percent when compared with the second quarter of last year. We continue making improvements in our customer service metrics while gaining efficiencies throughout the organization,” said Brady’s President and Chief Executive Officer, J. Michael Nauman. “Although organic sales increased in the second quarter, we expect to continue to be challenged by macro-economic conditions in certain industrial markets and geographies, including the U.S., Canada, Brazil, and China, which will continue to work against our efforts to improve results. Our top priorities include growing our pipeline of innovative new products while delivering operational efficiencies, which will position Brady to compete successfully and deliver improved results to our shareholders. These results include our efforts to invest properly in creating complete solutions for our customers’ current and future needs. We are pleased that we have been able to improve our performance while simultaneously driving a longer-term vision.”

“Our focus on driving increased cash flow is apparent in our second quarter financial results where net cash provided by operating activities increased more than 400 percent over the second quarter of last year. Our year-to-date net cash provided by operating activities has more than doubled as we finished with $58.3 million for the six-month period ended January 31, 2016, compared with $23.9 million for the same period last year,” said Brady’s Chief Financial Officer, Aaron Pearce. “In the first six months of this year, we have returned $20.4 million to our shareholders in the form of dividends and we have repurchased 1,146,271 shares for a total of $23.4 million, all while reducing our net debt position by $6.7 million since the start of this fiscal year. We will continue to be diligent in the allocation of our capital with our first priority being to drive organic growth and our remaining priorities to return funds to our shareholders in the form of dividends and to execute share buybacks in an opportunistic manner to ensure that our uses of cash are generating incremental value for our shareholders.”

Fiscal 2016 Guidance:
The Company is increasing its earnings per share guidance for the full year ending July 31, 2016, and currently anticipates earnings per diluted Class A Common Share to range from $1.20 to $1.35. Included in this guidance is a low-single digit decline in organic sales for the full fiscal year, which is reflective of economic challenges in certain industrial markets and geographies. Offsetting the weaker sales outlook are expected efficiency gains in the Company’s manufacturing facilities as well as improvements in selling, general and administrative expenses. This guidance is based upon exchange rates as of January 31, 2016, a full-year income tax rate in the mid-to-upper 20 percent range, depreciation and amortization of approximately $35 million to $38 million, and capital expenditures of approximately $17 million to $20 million.

A webcast regarding Brady’s fiscal 2016 second quarter financial results will be available at www.bradycorp.com beginning at 9:30 a.m. Central Time today.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2015, employed approximately 6,400 people in its worldwide businesses. Brady’s fiscal 2015 sales were approximately $1.17 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradycorp.com.

* See accompanying notes for Non-GAAP measures.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, earnings, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project” or “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: implementation of the Workplace Safety strategy; Brady’s ability to develop and successfully market technologically advanced new products; technology changes and potential security violations to the Company’s information technology systems; future competition; future financial performance of major markets Brady serves, which include, without limitation, telecommunications, hard disk drive, manufacturing, electrical, construction, laboratory, education, governmental, public utility, computer, healthcare and transportation; fluctuations in currency rates versus the U.S. dollar; risks associated with international operations; difficulties associated with exports; changes in the supply of, or price for, parts and components; increased price pressure from suppliers and customers; Brady’s ability to retain significant contracts and customers; risk associated with loss of key talent; risks associated with obtaining governmental approvals and maintaining regulatory compliance; risk associated with product liability claims; environmental, health and safety compliance costs and liabilities; potential write-offs of Brady’s substantial intangible assets; unforeseen tax consequences; risks associated with restructuring plans and maintaining acceptable operational service metrics; risks associated with divestitures; risks associated with identifying, completing, and integrating acquisitions; risks associated with our ownership structure; Brady’s ability to maintain compliance with its debt covenants; increase in our level of debt; and numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2015.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited; Dollars in thousands, except per share data)

	Three months ended January 31,		Six months ended January 31,
	2016	2015	2016	2015
Net sales	$268,630	$282,628	$551,703	$592,868
Cost of products sold	135,738	144,425	279,462	304,503
Gross margin	132,892	138,203	272,241	288,365
Operating expenses:
Research and development	9,097	8,948	17,666	18,579
Selling, general and administrative	100,206	107,565	200,884	216,846
Restructuring charges	—	4,879	—	9,157
Total operating expenses	109,303	121,392	218,550	244,582

Operating income	23,589	16,811	53,691	43,783

Other (expense) income:
Investment and other (expense) income	(992)	211	(1,751)	535
Interest expense	(2,130)	(3,000)	(4,281)	(5,891)

Earnings from continuing operations before income taxes	20,467	14,022	47,659	38,427

Income tax expense	5,177	2,438	13,666	11,344

Earnings from continuing operations	$15,290	$11,584	$33,993	$27,083

Loss from discontinued operations, net of income taxes	—	—	—	(1,915)

Net earnings	$15,290	$11,584	$33,993	$25,168

Earnings from continuing operations per Class A Nonvoting Common Share:
Basic	$0.30	$0.23	$0.67	$0.53
Diluted	$0.30	$0.23	$0.67	$0.53

Earnings from continuing operations per Class B Voting Common Share:
Basic	$0.30	$0.23	$0.65	$0.51
Diluted	$0.30	$0.23	$0.65	$0.51

Loss from discontinued operations per Class A Nonvoting Common Share:
Basic	$—	$—	$—	$(0.04)
Diluted	$—	$—	$—	$(0.04)

Loss from discontinued operations per Class B Voting Common Share:
Basic	$—	$—	$—	$(0.03)
Diluted	$—	$—	$—	$(0.04)

Net earnings per Class A Nonvoting Common Share:
Basic	$0.30	$0.23	$0.67	$0.49
Diluted	$0.30	$0.23	$0.67	$0.49
Dividends	$0.20	$0.20	$0.41	$0.40

Net earnings per Class B Voting Common Share:
Basic	$0.30	$0.23	$0.65	$0.48
Diluted	$0.30	$0.23	$0.65	$0.47
Dividends	$0.20	$0.20	$0.39	$0.38

Weighted average common shares outstanding (in thousands):
Basic	50,527	51,272	50,778	51,262
Diluted	50,647	51,348	50,868	51,330

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; Dollars in thousands)

	January 31, 2016	July 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$120,198	$114,492
Accounts receivable—net	150,615	157,386
Inventories:
Finished products	62,127	66,700
Work-in-process	15,445	16,958
Raw materials and supplies	21,681	20,849
Total inventories	99,253	104,507
Prepaid expenses and other current assets	35,843	32,197
Total current assets	405,909	408,582
Other assets:
Goodwill	427,460	433,199
Other intangible assets	63,630	68,888
Deferred income taxes	16,333	22,310
Other	16,497	18,704
Property, plant and equipment:
Cost:
Land	5,012	5,284
Buildings and improvements	92,672	94,423
Machinery and equipment	258,044	270,086
Construction in progress	2,577	2,164
	358,305	371,957
Less accumulated depreciation	256,849	260,743
Property, plant and equipment—net	101,456	111,214
Total	$1,031,285	$1,062,897
LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Notes payable	$4,974	$10,411
Accounts payable	66,189	73,020
Wages and amounts withheld from employees	33,767	30,282
Taxes, other than income taxes	6,682	7,250
Accrued income taxes	5,091	7,576
Other current liabilities	40,429	38,194
Current maturities on long-term debt	—	42,514
Total current liabilities	157,132	209,247
Long-term obligations, less current maturities	247,689	200,774
Other liabilities	63,976	65,188
Total liabilities	468,797	475,209
Stockholders’ investment:
Common Stock:
Class A nonvoting common stock—Issued 51,261,487 and 51,261,487 shares, respectively and outstanding 46,705,559 and 47,781,184 shares, respectively	513	513
Class B voting common stock—Issued and outstanding, 3,538,628 shares	35	35
Additional paid-in capital	314,905	314,403
Earnings retained in the business	427,637	414,069
Treasury stock—4,555,928 and 3,480,303 shares, respectively of Class A nonvoting common stock, at cost	(114,547)	(93,234)
Accumulated other comprehensive loss	(62,355)	(45,034)
Other	(3,700)	(3,064)
Total stockholders’ investment	562,488	587,688
Total	$1,031,285	$1,062,897

BRADY CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Dollars in thousands)

	Six months ended January 31,
	2016	2015
Operating activities:
Net earnings	$33,993	$25,168
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,502	20,066
Non-cash portion of stock-based compensation expense	4,569	2,471
Non-cash portion of restructuring charges	—	896
Loss on sale of business, net	—	426
Deferred income taxes	3,338	(781)
Changes in operating assets and liabilities (net of effects of business acquisitions/divestitures):
Accounts receivable	3,204	10,918
Inventories	3,403	(10,840)
Prepaid expenses and other assets	(3,811)	(3,053)
Accounts payable and accrued liabilities	(1,618)	(15,423)
Income taxes	(2,326)	(5,918)
Net cash provided by operating activities	58,254	23,930

Investing activities:
Purchases of property, plant and equipment	(3,928)	(17,808)
Sale of business, net of cash retained	—	6,111
Other	2,521	4,173
Net cash used in investing activities	(1,407)	(7,524)

Financing activities:
Payment of dividends	(20,425)	(20,449)
Proceeds from issuance of common stock	53	847
Purchase of treasury stock	(23,397)	—
Net (repayments) proceeds from borrowing on credit facilities	(437)	29,428
Debt issuance costs	(803)	—
Income tax on equity-based compensation, and other	(1,299)	(3,830)
Net cash (used in) provided by financing activities	(46,308)	5,996

Effect of exchange rate changes on cash	(4,833)	(10,937)

Net increase in cash and cash equivalents	5,706	11,465
Cash and cash equivalents, beginning of period	114,492	81,834

Cash and cash equivalents, end of period	$120,198	$93,299

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)

	Three months ended January 31,		Six months ended January 31,
	2016	2015	2016	2015
SALES TO EXTERNAL CUSTOMERS
ID Solutions	$184,880	$192,065	$381,207	$404,162
Workplace Safety	83,750	90,563	170,496	188,706
Total	$268,630	$282,628	$551,703	$592,868

SALES INFORMATION
ID Solutions
Organic	0.7%	1.9%	(0.9)%	2.1%
Currency	(4.4)%	(3.3)%	(4.8)%	(2.1)%
Total	(3.7)%	(1.4)%	(5.7)%	—%
Workplace Safety
Organic	(0.1)%	0.6%	(0.9)%	1.5%
Currency	(7.4)%	(6.7)%	(8.7)%	(4.5)%
Total	(7.5)%	(6.1)%	(9.6)%	(3.0)%
Total Company
Organic	0.4%	1.4%	(0.9)%	1.9%
Currency	(5.4)%	(4.3)%	(6.0)%	(2.9)%
Total	(5.0)%	(2.9)%	(6.9)%	(1.0)%

SEGMENT PROFIT
ID Solutions	$37,004	$35,719	$77,008	$79,186
Workplace Safety	13,395	12,776	30,059	28,315
Total	$50,399	$48,495	$107,067	$107,501
SEGMENT PROFIT AS A PERCENT OF SALES
ID Solutions	20.0%	18.6%	20.2%	19.6%
Workplace Safety	16.0%	14.1%	17.6%	15.0%
Total	18.8%	17.2%	19.4%	18.1%

	Three months ended January 31,		Six months ended January 31,
	2016	2015	2016	2015
Total segment profit	$50,399	$48,495	$107,067	$107,501
Unallocated amounts:
Administrative costs	(26,810)	(26,805)	(53,376)	(54,561)
Restructuring charges	—	(4,879)	—	(9,157)
Investment and other (expense) income	(992)	211	(1,751)	535
Interest expense	(2,130)	(3,000)	(4,281)	(5,891)
Earnings from continuing operations before income taxes	$20,467	$14,022	$47,659	$38,427

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

In accordance with the U.S. Securities and Exchange Commission’s Regulation G, the following provides definitions of the non-GAAP measures used in the earnings release and the reconciliation to the most closely related GAAP measure.

Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Earnings from Continuing Operations Before Income Taxes Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this profit measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Earnings from Continuing Operations Before Income Taxes to Earnings from Continuing Operations Before Income Taxes Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Earnings from Continuing Operations Before Income Taxes (GAAP Measure)	$20,467	$14,022	$47,659	$38,427
Restructuring charges	—	4,879	—	9,157
Earnings from Continuing Operations Before Income Taxes Excluding Certain Items (non-GAAP measure)	$20,467	$18,901	$47,659	$47,584

Income Taxes on Continuing Operations Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Income Taxes on Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Income Taxes on Continuing Operations to Income Taxes on Continuing Operations Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Income Taxes on Continuing Operations (GAAP measure)	$5,177	$2,438	$13,666	$11,344
Restructuring charges	—	1,434	—	2,770
Income Taxes on Continuing Operations Excluding Certain Items (non-GAAP measure)	$5,177	$3,872	$13,666	$14,114

Net Earnings from Continuing Operations Excluding Certain Items:

Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations to Net Earnings from Continuing Operations Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Net Earnings from Continuing Operations (GAAP measure)	$15,290	$11,584	$33,993	$27,083
Restructuring charges	—	3,445	—	6,387
Net Earnings from Continuing Operations Excluding Certain Items (non-GAAP measure)	$15,290	$15,029	$33,993	$33,470

NON-GAAP MEASURES
(Unaudited; Dollars in Thousands, Except Per Share Amounts)

Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:
Brady is presenting the Non-GAAP measure "Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items." This is not a calculation based upon GAAP. The amounts included in this Non-GAAP measure are derived from amounts included in the Consolidated Financial Statements and supporting footnote disclosures. We do not view these items to be part of our sustainable results. We believe this measure provides an important perspective of underlying business trends and results and provides a more comparable measure from year to year. The table below provides a reconciliation of Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share to Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items:

	Three Months Ended January 31,		Six Months Ended January 31,
	2016	2015	2016	2015
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share (GAAP measure)	$0.30	$0.23	$0.67	$0.53
Restructuring charges	—	0.07	—	0.12
Net Earnings from Continuing Operations Per Diluted Class A Nonvoting Common Share Excluding Certain Items (non-GAAP measure)	$0.30	$0.29	$0.67	$0.65